                                                                 EXHIBIT 11.1

                            DAW TECHNOLOGIES, INC.

                        EARNINGS PER SHARE CALCULATION

                       Three Months ended September 30,

                                                     1996                               1995
                                         -------------------------------    ----------------------------
                                          PRIMARY          FULLY DILUTED      PRIMARY      FULLY DILUTED
                                         ----------        -------------     ----------    -------------
Average number of common shares
 outstanding during the period

  Common shares outstanding
   during the entire period              12,342,254          12,342,254      12,208,390      12,208,390

  Weighted average common shares
   issued during the period                   8,296               8,296          91,440          91,440
                                         ----------          ----------      ----------      ----------
  Weighted average number of
   common shares outstanding             12,350,550          12,350,550      12,299,830      12,299,830

  Dilutive effect of common stock
   equivalents under stock warrants
   and options*                                   -                   -               -               -
                                         ----------          ----------      ----------      ----------
  Weighted average common and
   dilutive common equivalent
   shares outstanding                    12,350,550          12,350,550      12,299,830      12,299,830
                                         ----------          ----------      ----------      ----------
                                         ----------          ----------      ----------      ----------
  Net earnings applicable to
   common stock                          $1,015,000          $1,015,000      $  242,000      $  242,000
                                         ----------          ----------      ----------      ----------
                                         ----------          ----------      ----------      ----------
  Net earnings per common and
   dilutive common equivalent
   shares outstanding                    $     0.08          $     0.08      $     0.02      $     0.02
                                         ----------          ----------      ----------      ----------
                                         ----------          ----------      ----------      ----------

*Not included in this earnings per share calculation, since the total dilutive effect of all common stock equivalents calculated under the Treasury Stock Method is less than 3% for the three months ended September 30, 1996 and 1995.